                                                                  Exhibit 99 (d)

                          INVESTMENT ADVISORY AGREEMENT

     INVESTMENT ADVISORY AGREEMENT made as of the 20th day of February, 2007 by and between Morgan Stanley FX Series Fund, a Massachusetts business trust (the
"Fund"), including any portfolio/series thereof as set forth on Schedule A
(each, a "Portfolio" and collectively, the "Portfolios"), and Morgan Stanley
Investment Advisors Inc., a Delaware corporation (hereinafter called the
"Investment Adviser"):

     WHEREAS, the Fund is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of
1940, as amended (the "Act"); and

     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser; and

     WHEREAS, each Portfolio desires to enter into an Investment Advisory
Agreement pursuant to which the Investment Adviser will provide management and investment advisory services in the manner and on the terms and conditions hereinafter set forth, effective as of the date set forth in Schedule A; and

     WHEREAS, the Investment Adviser desires to be retained to perform said services on said terms and conditions;

                                   WITNESSETH

     In consideration of the mutual covenants and agreements of the parties hereto as hereinafter contained, each Portfolio and the Investment Adviser agree as follows:

1. Each Portfolio hereby retains the Investment Adviser to act as investment adviser of such Portfolio and, subject to the supervision of the Trustees, to supervise the investment activities of such Portfolio as hereinafter set forth.
Without limiting the generality of the foregoing, the Investment Adviser shall obtain and evaluate such information and advice relating to the economy, investments, securities markets and commodities markets as it deems necessary or useful to discharge its duties hereunder; shall continuously manage the assets of each Portfolio in a manner consistent with the investment objectives and policies of the Portfolio; shall determine the investments to be purchased, sold or otherwise disposed of by a Portfolio and the timing of such purchases, sales and dispositions; and shall take such further action, including the placing of purchase and sale orders on behalf of a Portfolio, as the Investment Adviser shall deem necessary or appropriate. The Investment Adviser shall also furnish to or place at the disposal of each Portfolio such of the information, evaluations, analyses and opinions formulated or obtained by the Investment
Adviser in the discharge of its duties as each Portfolio may, from time to time, reasonably request.

2. The Investment Adviser, subject to the approval of the Board of Trustees of a
Portfolio may, at its own expense, enter into a Sub-Advisory Agreement with a
Sub-Adviser to make determinations as to certain or all of the investments to be purchased, sold or otherwise disposed of by such Portfolio and the timing of such purchases, sales and dispositions and to take such further action, including the placing of purchase and sale orders on behalf of such Portfolio as the Sub-Adviser, in consultation with the Investment Adviser, shall deem necessary or appropriate; provided that the Investment Adviser shall be responsible for monitoring compliance by such Sub-Adviser with the investment policies and restrictions of such Portfolio and with such other limitations or directions as the Trustees of the Portfolio may from time to time prescribe.

3. The Investment Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Adviser shall be deemed to include persons employed or otherwise retained by the Investment Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Adviser may desire.

4. Each Portfolio will, from time to time, furnish or otherwise make available to the Investment Adviser such financial reports, proxy statements and other information relating to the business and affairs of such Portfolio as the
Investment Adviser may reasonably require in order to discharge its duties and obligations hereunder.

5. The Investment Adviser shall bear the cost of rendering the investment advisory and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund who are also directors, officers or employees of the Investment Adviser.

6. Except as otherwise provided in each Portfolio's Administration Agreement, each Portfolio assumes and shall pay or cause to be paid all other expenses of such Portfolio, including without limitation: fees and expenses payable under the Portfolio's Administration Agreement, the charges and expenses of any registrar, any custodian or depository appointed by the Portfolio for the safekeeping of its cash, portfolio investments and other property, and any stock transfer or dividend agent or agents appointed by the Portfolio; brokers'
commissions chargeable to the Portfolio in connection with portfolio securities transactions to which the Portfolio is a party; all taxes, including investment issuance and transfer taxes, and fees payable by the Portfolio to Federal, State or other governmental agencies; the cost and expense of engraving or printing share certificates representing shares of the Portfolio; all costs and expenses in connection with the registration and maintenance of registration of the
Portfolio and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Portfolio and supplements thereto to the Portfolio's shareholders; all expenses of shareholders' and
Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Adviser or any corporate affiliate of the Investment Adviser; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside pricing service used for pricing of the Portfolio's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Portfolio who are not interested persons (as defined in the Act) of the Portfolio or the Investment Adviser, and
of independent accountants in connection with any matter relating to the
Portfolio; membership dues of the Investment Company Institute; interest payable on Portfolio borrowings; postage; insurance premiums on property or personnel
(including officers and Trustees) of the Portfolio which inure to its benefit;
extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and
all other charges and costs of the Portfolio's operation.

7. For the services to be rendered, the facilities furnished, and the expenses assumed by the Investment Adviser, each Portfolio shall pay to the Investment
Adviser monthly compensation of an investment advisory fee determined by applying the annual rates to the Portfolio's average daily net assets and a performance adjustment as set forth in Schedule A. Except as hereinafter set forth, the compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily

                                      -2-

accruals shall be paid monthly. Such calculations for the investment advisory fee shall be made by applying 1/365ths of the annual rates to each Portfolio's net assets each day determined as of the close of business on that day or the last previous business day. The performance adjustment payable by each Portfolio to the Investment Adviser may be adjusted upward or downward depending on the
Portfolio's performance relative to a benchmark during a performance period, as set forth in Schedule A.

     If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in Schedule A. Payment of the
Investment Adviser's compensation for the preceding month shall be made as promptly as possible.

8. The Investment Adviser will use its best efforts in the supervision and management of the investment activities of each Portfolio, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Adviser shall not be liable to a Portfolio or any of its investors for any error of judgment or mistake of law or for any act or omission by the Investment Adviser or for any losses sustained by a
Portfolio or its investors.

9. Nothing contained in this Agreement shall prevent the Investment Adviser or any affiliated person of the Investment Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Investment Adviser or any such affiliated person from buying, selling or trading any investments for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any trustee/director, officer or employee of the Investment Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

10. This Agreement shall continue in effect with respect to each Portfolio for a period of up to two years from the effective date hereof (except with respect to any Portfolio added to Schedule A of this Agreement after the date hereof, for an initial period of two years from the date that such Portfolio is added) and thereafter provided such continuance is approved at least annually by the vote of holders of a majority (as defined in the Act) of the outstanding voting securities of each Portfolio (if applicable, Common Shares and Preferred Shares voting together as a single class) or by the Board of Trustees of such
Portfolio; provided that in either event such continuance is also approved annually by the vote of a majority of the Trustees of such Portfolio who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) each Portfolio may, at any time and without the payment of any penalty, terminate this
Agreement upon thirty days' written notice to the Investment Adviser, either by majority vote of the Board of Trustees of such Portfolio or by the vote of a majority of the outstanding voting securities of such Portfolio (if applicable,
Common Shares and Preferred Shares voting together as a single class); (b) this
Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the
Investment Adviser may terminate this Agreement without payment of penalty on thirty days' written notice to such Portfolio. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

     Any approval of this Agreement by the holders of a majority of the outstanding voting securities of a Portfolio shall be effective to continue this
Agreement with respect to such Portfolio notwithstanding

                                      -3-

that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio.

11. This Agreement may be amended by the parties hereto without the vote or consent of shareholders of a Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Portfolios nor the
Investment Adviser shall be liable for failing to do so.

12. This Agreement shall be construed in accordance with the law of the State of
New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

13. The Declaration of Trust, together with all amendments thereto establishing the Fund as a Massachusetts business trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Fund, but the Trust Estate only shall be liable.

14. The Investment Adviser and the Fund agree that the name Morgan Stanley is a property right of the Investment Adviser or its parent. The Fund agrees and consents that (i) it will only use the name Morgan Stanley as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the Name for any purpose, (iii) the Investment Adviser or its parent, or any corporate affiliate of the Investment Adviser's parent, may use or grant to others the right to use the name Morgan Stanley, or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of the Investment Adviser or its parent or any corporate affiliate of the Investment Adviser's parent, the
Fund will take such action as may be required to provide its consent to the use name Morgan Stanley, or any combination or abbreviation thereof, by the
Investment Adviser or its parent or any corporate affiliate of the Investment
Adviser's parent, or by any person to whom the Investment Adviser or its then current parent or a corporate affiliate of the Investment Adviser's parent shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of the Investment
Adviser's parent and the Fund may enter, or upon termination of affiliation of the Investment Adviser with its parent, the Fund shall, upon request of the
Investment Adviser or its parent or any corporate affiliate of the Investment
Adviser's parent, cease to use the Name as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which the Investment Adviser or its parent or any corporate affiliate of the Investment Adviser's parent, may request to effect the foregoing and to reconvey to the Investment Adviser's parent any and all rights to such name.

                                      -4-

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement, on February 20, 2007, in New York, New York.

                                        ON BEHALF OF EACH PORTFOLIO OF THE
                                        MORGAN STANLEY FX SERIES FUND AS
                                        SET FORTH IN SCHEDULE A

                                        By: /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            President and Principal
                                            Executive Officer

Attest:

/s/ Stefanie V. Chang Yu
-------------------------------------
Stefanie V. Chang Yu

                                        MORGAN STANLEY INVESTMENT ADVISORS INC.

                                        By: /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            Managing Director

Attest:

/s/ Stefanie V. Chang Yu
-------------------------------------
Stefanie V. Chang Yu

                                      -5-

                                                               Page 1 of Annex 3

                                                                      SCHEDULE A
                                                           As of August 14, 2007

     Monthly Compensation calculated daily by applying the following annual rates to a Portfolio's average daily net assets (investment advisory fee)
     plus or minus a performance adjustment:

                    EFFECTIVE DATE OF    INVESTMENT
PORTFOLIO               AGREEMENT       ADVISORY FEE                 PERFORMANCE ADJUSTMENT
------------------  -----------------   ------------   -------------------------------------------------

The FX Alpha         August 14, 2007        0.550%     Beginning August 15, 2008 (12 months after the
Strategy Portfolio                                     commencement of the portfolio's operations), the
                                                       investment advisory fee will be adjusted (i)
                                                       upward if the Portfolio's return exceeds a
                                                       benchmark which is LIBOR plus 2.50% and (ii)
                                                       downward if the Portfolio's return is less than
                                                       LIBOR minus 2.50%. The upward or downward
                                                       adjustment, if any, is 20% of the amount by which
                                                       the Portfolio outperforms or underperforms LIBOR
                                                       plus or minus 2.50%, respectively, during the
                                                       performance period. The performance period is the
                                                       most recent 12 month period. The maximum or
                                                       minimum adjustment over any 12-month period will
                                                       be 0.275%.

The FX Alpha Plus    August 14, 2007        1.10%      Beginning August 15, 2008, (12 months after the
Strategy Portfolio                                     commencement of the portfolio's operations), the
                                                       investment advisory fee will be adjusted (i)
                                                       upward if the Portfolio's return exceeds a
                                                       benchmark which is LIBOR plus 6.00% and (ii)
                                                       downward if the Portfolio's return is less than
                                                       LIBOR minus 6.00%. The upward or downward
                                                       adjustment, if any, is 20% of the amount by which
                                                       the Portfolio outperforms or underperforms LIBOR
                                                       plus or minus 6.00%, respectively, during the
                                                       performance period. The performance period is the
                                                       most recent 12 month period. The maximum or
                                                       minimum adjustment over any 12-month period will
                                                       be 0.550%.